As filed with the Securities and Exchange Commission on May 5, 2008

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wyeth

(Exact name of registrant as specified in its charter)

Delaware	13-2526821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Five Giralda Farms, Madison, New Jersey	07940
(Address of Principal Executive Offices)	(Zip Code)

Wyeth

2005 Amended and Restated Stock Incentive Plan

(Full title of the Plan)

Lawrence V. Stein

Senior Vice President and General Counsel

Wyeth

Five Giralda Farms

Madison, New Jersey 07940

(973) 660-5000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, Par Value $.33- 1/3	50,000,000	$44.51	$2,225,500,000	$87,462.15

(1)

Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average high and low prices of the common stock of Wyeth, par value $.33- 1/ 3 per share (the “Common Stock”) as reported on the Consolidated Transaction Reporting System for the New York Stock Exchange on April 29, 2008.

EXPLANATORY NOTE

Wyeth (the “Company” or the “Registrant”) is filing this registration statement in accordance with Instruction E to Form S-8 to register additional shares of Common Stock that may be issuable pursuant to its 2005 Amended and Restated Stock Incentive Plan, for which the Company previously filed a registration statement with the Securities and Exchange Commission (the “Commission”) on May 17, 2005 (Registration Statement No. 333-125005).

The contents of the Company’s original Registration on Form S-8, Registration Statement No. 333-125005, are incorporated herein by reference, except as revised herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed pursuant to the Exchange Act.

(c)	The Company’s Current Reports on Form 8-K filed on February 29, 2008 and April 30, 2008, filed pursuant to the Exchange Act.

(d)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 10/A dated and filed on May 4, 1998, filed pursuant to the Exchange Act.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit
4.1	The Company’s Restated Certificate of Incorporation (as amended through May 3, 2007) is incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

4.2	The Company’s By-Laws (as amended through September 28, 2006) are incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, dated October 2, 2006.

23	Consent of PricewaterhouseCoopers LLP with respect to the financial statements of the Company.

24	Power of Attorney (included as part of the signature page hereto).

99	Wyeth 2005 Amended and Restated Stock Incentive Plan.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on this 5th day of May, 2008.

WYETH (Registrant)

By:	/s/ Gregory Norden
Gregory Norden
Senior Vice President and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Gregory Norden, Mary Katherine Wold and Robert E. Landry, and each of them severally, as his true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Robert Essner (Robert Essner)	Chairman of the Board and Director	May 5, 2008

/s/ Bernard Poussot (Bernard Poussot)	President, Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2008

/s/ Gregory Norden (Gregory Norden)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 5, 2008

/s/ John C. Kelly (John C. Kelly)	Vice President and Controller (Principal Accounting Officer)	May 5, 2008

/s/ Robert M. Amen (Robert M. Amen)	Director	May 5, 2008

/s/ Michael J. Critelli (Michael J. Critelli)	Director	May 5, 2008

/s/ John D. Feerick (John D. Feerick)	Director	May 5, 2008

/s/ Frances D. Fergusson, Ph.D. (Frances D. Fergusson, Ph.D.)	Director	May 5, 2008

/s/ Victor F. Ganzi (Victor F. Ganzi)	Director	May 5, 2008

/s/ Robert Langer, Sc.D. (Robert Langer, Sc.D.)	Director	May 5, 2008

Signature	Title	Date

/s/ John P. Mascotte (John P. Mascotte)	Director	May 5, 2008

/s/ Raymond J. McGuire (Raymond J. McGuire)	Director	May 5, 2008

/s/ Mary Lake Polan, M.D., Ph.D., M.P.H. (Mary Lake Polan, M.D., Ph.D., M.P.H.)	Director	May 5, 2008

/s/ John R. Torell III (John R. Torell III)	Director	May 5, 2008

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	The Company’s Restated Certificate of Incorporation (as amended through May 3, 2007) is incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

4.2	The Company’s By-Laws (as amended through September 28, 2006) are incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, dated October 2, 2006.

23	Consent of PricewaterhouseCoopers LLP with respect to the financial statements of the Company.

24	Power of Attorney (included as part of the signature page hereto).

99	Wyeth 2005 Amended and Restated Stock Incentive Plan.